SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                October 12, 1999

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                Date of Report (Date of Earliest Event Reported)

                           INTERNATIONAL PAPER COMPANY
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

New York                              1-3157                   13-0872805
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(State of                          (Commission                (IRS Employer
Incorporation)                         File)              Identification Number)

                   Two Manhattanville Road, Purchase, NY 10577
                   -------------------------------------------
                    (Address of Principal executive offices)

                                  914-397-1500
                                  ------------
                                 (Telephone No.)
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

            N/A

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

            N/A

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

            N/A

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

            N/A

ITEM 5. OTHER EVENTS

            The Company announced 1999 third-quarter earnings of $192 million ($.46 per share) before special and extraordinary items. This represented an increase of $92 million ($.22 per share) over second-quarter 1999 net earnings, which were $100 million ($.24 per share). Third quarter 1999 net sales were $6.3 billion, up $300 million from the previous quarter. All previous periods have been restated to include Union Camp Corporation.

            The Company also announced special item pre-tax charges of $50 million for Union Camp merger-related severance, $18 million for one-time merger expenses and $10 million for environmental reserves related to former Union Camp facilities. The Company also announced an extraordinary expense of $3 million after taxes for the refinancing of high interest Union Camp debt.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

            N/A

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

            (a) Financial Statements:
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            N/A

            (b) Pro Forma Financial Information:

            N/A

            (c) Exhibits

            (99) Press release dated October 12, 1999, announcing earnings for the third quarter of 1999 and pre-tax charges and extraordinary expense.

ITEM 8. CHANGES IN FISCAL YEAR

            N/A

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    INTERNATIONAL PAPER COMPANY
                                    (Registrant)


Date: October 14, 1999              /s/ Carol M. Samalin
      Purchase, NY                  --------------------
                                    Carol M. Samalin
                                    Assistant Secretary